Exhibit 10.2

June 22, 2007

Universal Security Instruments, Inc.
7 Gwynns Mill Court
Owings Mills , Maryland 21117

AMENDED AND RESTATED INVENTORY SECURITY AGREEMENT

Ladies and Gentlemen:

This Amended and Restated Inventory Security Agreement shall amend, replace and supersede in its entirety the Inventory and Security Agreement Supplement to Factoring Agreement executed by you in favor of us, dated February 28, 1995, as supplemented and amended. This agreement is being executed by you to induce us to enter into or continue a factoring or financing arrangement with you, and is executed in consideration of our doing or having done any of the foregoing.

1.	ADVANCES

1.1
We are considering making advances to you in our sole discretion and from time to time of up to 50% of the value of your Eligible Inventory (as hereinafter defined) calculated on the basis of the lower of cost or market, with cost calculated on a first in-first out basis. Eligible Inventory shall mean the gross amount of your Inventory (as hereinafter defined) that is subject to a valid, exclusive, first priority and fully perfected security interest in our favor and which Inventory at all times continues to be acceptable to us in our reasonable business judgement and less any a) work-in-process, b) supplies, other than raw material, c) Inventory not present in the United States of America, d) Inventory returned or rejected by your customers other than goods that are undamaged and resalable in the normal course of business, e) Inventory to be returned to your suppliers, f) Inventory in transit to third parties (other than your agents or warehouses), g) Inventory in possession of a warehouseman, bailee or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to us) and we have taken all other action required to perfect our security interest in such Inventory, and h) less any reserves required by us in our reasonable discretion, including for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales and shrinkage.

1.2
The amount of the loans and advances made or to be made by us to you, and the period of time during which they are to remain outstanding shall at all times be in our sole discretion. The ratio of Eligible Inventory to such loans and advances and to the other Obligations (“as hereinafter defined”) referred to herein must be satisfactory to us at all times, and the valuation and acceptability of the Eligible Inventory is to be determined exclusively by us. We are to be at liberty, from time to time, without responsibility or liability to you, to revise any limit placed by us on loans and advances or other Obligations. Furthermore, all such advances remain payable to us on demand.

1.3
Nothing contained herein shall be construed as limiting or modifying, in any way, our right to: (a) hold any reserve we deem necessary as security for payment and performance of your Obligations, and/or (b) change the aforementioned advance rate or entirely cease making advances.

2.	GRANT OF SECURITY INTEREST

2.1
As security for the prompt payment in full of all Obligations (as hereinafter defined) due by you from time to time to us, in conjunction with the factoring or accounts receivable financing agreement between us, as amended from time to time (herein the "Agreement"), you hereby pledge and grant to us a continuing general lien upon, and security interest in (herein "Security Interest"), the following described "Inventory":

All present and hereafter acquired merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all proceeds of whatever sort.

2.2	The Security Interest in the Inventory shall extend and attach to:

(a)
All Inventory which is presently in existence and which is owned by you or in which you have any ownership interest, and all Inventory which you may purchase or in which you may acquire any ownership interest at any time and from time to time in the future, whether such Inventory is in transit or in your or our constructive, actual or exclusive possession, or is held by others for your account;

(b)
All Inventory wherever located, including, without limitation, all Inventory which may be located on your premises or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, converters, processors, or other third persons who may have possession of the Inventory; and

(c)
All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either of us from your customers, as well as to all supplies, goods, incidentals, packaging materials, and any other items which contribute to the finished goods or products manufactured or processed by you, or to the sale, promotion or shipment thereof.

3.	OBLIGATIONS SECURED

The Security Interest granted hereunder and any lien or security interest that we now or hereafter have in any of your other assets, collateral or property, secure the payment and performance of all of your now existing and future indebtedness and obligations to us, whether absolute or contingent, whether arising under the Agreement, this agreement or any other agreement or arrangement between us, by operation of law or otherwise including ledger debt (which is indebtedness for goods and services purchased by you from any party whose accounts receivable are factored or financed by us), and indebtedness arising under any guaranty, credit enhancement or other credit support granted by us in your favor, including any accommodation extended with respect to applications for letters of credit, our acceptance of drafts or our endorsement of notes or other instruments for your account and benefit (herein the “Obligations”). Obligations shall also include, without limitation, all interest, commissions, financing and service charges, and expenses and fees chargeable to and due from you under this agreement, the Agreement or any other agreement or arrangement which may be now or hereafter entered into between us.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1
You agree to safeguard, protect and hold all Inventory for our account and make no disposition thereof except in the regular course of your business as herein provided. You represent and warrant that Inventory will be sold and shipped by you to your customers only in the ordinary course of your business and then only on open account and on terms not exceeding the terms currently being extended by you to your customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, assigned, endorsed, and turned over and delivered to us. Invoices covering sales of Inventory are to be assigned to us in accordance with the provisions of the Agreement, and the proceeds thereof (if collected by you) are to be turned over to us in accordance with the provisions of the Agreement. Cash sales of Inventory, or sales in which a lien upon or security interest in the Inventory is retained by you shall only be made by you with our written approval, and all proceeds of such sales shall not be commingled with your other property, but shall be segregated, held by you in trust for us as our exclusive property, and shall be delivered immediately by you to us in the identical form received by you. Upon the sale, exchange, or other disposition of the Inventory, as herein provided, the Security Interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, we shall have all of the rights of an unpaid seller, including stopping in transit, replevin, rescission and reclamation.

4.2
You hereby warrant and represent that you are solvent; that this Security Interest constitutes and shall at all times constitute a first and only lien on the Inventory; that you are, or will be at the time additional Inventory is acquired by you, the absolute owner of the Inventory with full right to pledge, sell, consign, transfer and create a Security Interest therein, free and clear of any and all claims or liens in favor of others; that you will at your expense forever warrant and, at our request, defend the same from any and all claims and demands of any other person; and that you will not grant, create or permit to exist, any lien upon or security interest in the Inventory, or any proceeds, in favor of any other person.

4.3
You agree to comply with the requirements of all state and federal laws in order to grant to us a valid and perfected first Security Interest in the Inventory. We are hereby authorized by you to file any financing statements or amendments covering the Inventory whether or not your signature appears thereon. To the extent permitted by applicable law, you authorize us to sign your name, or to file financing statements or continuations or amendments without your signature, all in order to create, perfect or maintain our security interest in the Inventory. You agree to do whatever we may request, from time to time, by way of; leasing warehouses; filing notices of lien, financing statements, amendments, renewals and continuations thereof; cooperating with our agents and employees; keeping Inventory records; obtaining waivers from landlords and mortgagees; and performing such further acts as we may require in order to effect the purposes of this agreement.

4.4
You agree to maintain insurance on the Inventory under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to us. All policies covering the Inventory are to be made payable to us, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as we may require to fully protect our interest in the Inventory and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to us, premium prepaid, with the loss payable endorsement in our favor, and shall provide for not less than thirty (30) days prior written notice to us of the exercise of any right of cancellation. At your request, or if you fail to maintain such insurance, we shall arrange for such insurance, but at your expense and without any responsibility on our part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. The insurance we purchase may not pay any claims made by you or against you in connection with your Inventory. You are responsible for the costs of this insurance, including interest and any other charges we may impose in connection with the purchase of this insurance. The costs of this insurance may be more than insurance you can buy on your own. You may still obtain insurance of your own choosing, subject to the terms and conditions of this paragraph 0, on the Inventory. If you provide us with proof that you have obtained adequate insurance on your Inventory, we will cancel the insurance that we purchased and refund or credit any unearned premiums to you. In the event that we purchase such insurance, we will notify you of said purchase within thirty (30) days after the date of such purchase. If, within thirty (30) days after the date notice was sent to you, you provide us with proof that you had adequate insurance on your Inventory as of the date we also purchased insurance and that you continue to have the insurance that you purchased yourself, we will cancel the insurance that we purchased without charging you any costs, interest, or other charges in connection with the insurance that we purchased. Unless we shall otherwise agree with you in writing, we shall have the sole right, in our name or yours, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

4.5
You agree to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Inventory unless such taxes are being diligently contested in good faith by you by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if such taxes remain unpaid after the date fixed for the payment thereof, and a lien therefor shall be claimed which in our opinion might create a valid obligation having priority over the rights granted to us herein, we may then, without notice to you, on your behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to us on demand. “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

4.6
Any and all fees, costs and expenses, of whatever kind and nature, (including any taxes, attorneys' fees or costs for insurance of any kind), which we may incur in filing public notices; in preparing or filing documents, making title examinations; in protecting, maintaining, or preserving the Inventory; in enforcing or foreclosing the Security Interest hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or related to our transactions with you under this arrangement, shall be borne and paid by you. If same are not promptly paid by you, we may pay same on your behalf, and the amount thereof shall be an Obligation secured hereby and due to us on demand.

4.7
You agree to comply with all acts, rules, regulations, and orders of any legislative, administrative or judicial body or official, applicable to the Inventory or any part thereof, or to the operation of your business; provided that you may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in our opinion, adversely affect our rights or priority in the Inventory hereunder.

5.	BOOKS AND RECORDS AND EXAMINATIONS

5.1
You agree to maintain Books and Records pertaining to the Inventory in such detail, form and scope as we shall reasonably require. “Books and Records” means your accounting and financial records (whether paper, computer or electronic), data, tapes, discs, or other media, and all programs, files, records and procedure manuals relating thereto, wherever located.

5.2
You agree that we or our agents may enter upon your premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Inventory and any and all Books and Records pertaining thereto. You agree to notify us promptly of any change in your name, mailing address, principal place of business or the location of the Inventory. You are also to advise us promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Inventory, or any event which would have a material effect on the value of the Inventory or on the Security Interest granted to us herein.

5.3
You agree to: execute and deliver to us, from time to time, solely for our convenience in maintaining a record of the Inventory, such consignments or written statements as we may reasonably require, designating, identifying or describing the Inventory pledged to us hereunder. Your failure, however, to promptly give us such consignments, or other statements shall not affect, diminish, modify or otherwise limit our Security Interest in the Inventory.

6.	EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT

6.1	It is an “Event of Default” under this agreement if an Event of Default occurs under the Agreement.

6.2
After the occurrence of an Event of Default which is not waived by us, we shall have the right, with or without notice to you, to foreclose the Security Interest created herein by any available judicial procedure, or to take possession of the Inventory without judicial process, and to enter any premises where the Inventory may be located for the purpose of taking possession of or removing the Inventory. We shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Inventory, whether in its then condition or after further preparation or processing, in your name or in ours, or in the name of such party as we may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as we in our sole discretion may deem advisable, and we shall have the right to purchase at any such sale. If notice of intended disposition of any said Inventory is required by law, five (5) days notice shall constitute reasonable notification. If any Inventory shall require maintenance, preparation, or is in process or other unfinished state, we shall have the right, at our option, to do such maintenance, preparation, processing or completion of manufacturing, for the purpose of putting the Inventory in such saleable form as we shall deem appropriate. You agree, at our request, to assemble the Inventory and to make it available to us at places which we shall select, whether at your premises or elsewhere, and to make available to us your premises and facilities for the purpose of our taking possession of, removing or putting the Inventory in saleable form. The proceeds of any such sale, lease or other disposition of the Inventory shall be applied first, to the expenses of taking, holding, storing, processing, preparing for sale, selling, and the like, and then to the satisfaction of your Obligations to us, application as to particular Obligations or as to principal or interest to be in our sole discretion. You shall be liable to us for, and shall pay to us on demand, any deficiency which may remain after such sale, lease or other disposition, and we in turn agree to remit to you, or your successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

6.3
To the extent that your Obligations are now or hereafter secured by any assets or property other than the Inventory, or by the guarantee, endorsement, assets or property of any other person, then we shall have the right in our sole discretion to determine which rights, security, liens, security interests or remedies we shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or of any of our rights hereunder.

7.	TERMINATION

The rights and Security Interest granted to us hereunder are to continue in full force and effect, notwithstanding the fact that the account maintained in your name on our books may from time to time be temporarily in a credit position, until termination of the Agreement and the final payment in full of all Obligations due us by you.

8.	MISCELLANEOUS PROVISIONS

8.1
This agreement and all attendant documentation, as the same may be amended from time to time, constitutes the entire agreement between us with regard to the subject matter hereof and supersedes any prior agreements or understandings. This agreement can be changed only by a writing signed by both of us and our failure or delay in exercising any of our rights hereunder will not constitute a waiver thereof, unless such waiver is in writing and signed by us, or bar us from exercising any of our rights at any time. No course of dealing between us shall change or modify this agreement. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. The validity, interpretation and enforcement of this agreement shall be governed by the laws of the State of New York.

8.2
This agreement binds and benefits each of us and our respective successors and assigns, provided, however, that you may not assign this agreement or your rights hereunder without our prior written consent.

8.3
If any provision of this agreement is contrary to, prohibited by, or deemed invalid under, applicable laws or regulations, such provision will be inapplicable and deemed omitted to such extent, but the remainder will not be invalidated thereby and will be given effect so far as possible.

9.	JURY TRIAL WAIVER

To the extent permitted by applicable law, we each hereby waive any right to a trial by jury in any action or proceeding arising directly or indirectly out of this agreement, or any other agreement or transaction between us or to which we are parties.

If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the original and one copy of this agreement. The agreement shall take effect as of the date set forth above, after being accepted below by one of our officers after which we shall forward a fully executed copy to you for your files.

Sincerely,

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By: /s/
Name:
Title:

Read and Agreed to:

UNIVERSAL SECURITY INSTRUMENTS, INC.

By: /s/
Name:
Title:

Accepted at New York, New York

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By: /s/
Name:
Title: